A special meeting of the fund's shareholders was held on January 17, 2007. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	468,618,004.61	94.223
Withheld	28,731,192.75	5.777
TOTAL	497,349,197.36	100.000
Albert R. Gamper, Jr.
Affirmative	468,315,892.22	94.162
Withheld	29,033,305.14	5.838
TOTAL	497,349,197.36	100.000
Robert M. Gates
Affirmative	463,420,416.41	93.178
Withheld	33,928,780.95	6.822
TOTAL	497,349,197.36	100.000
George H. Heilmeier
Affirmative	467,655,071.85	94.030
Withheld	29,694,125.51	5.970
TOTAL	497,349,197.36	100.000
Edward C. Johnson 3d
Affirmative	467,078,649.64	93.914
Withheld	30,270,547.72	6.086
TOTAL	497,349,197.36	100.000
Stephen P. Jonas
Affirmative	468,683,818.54	94.236
Withheld	28,665,378.82	5.764
TOTAL	497,349,197.36	100.000
James H. Keyes
Affirmative	467,935,169.61	94.086
Withheld	29,414,027.75	5.914
TOTAL	497,349,197.36	100.000
Marie L. Knowles
Affirmative	467,628,543.94	94.024
Withheld	29,720,653.42	5.976
TOTAL	497,349,197.36	100.000
Ned C. Lautenbach
Affirmative	468,273,055.58	94.154
Withheld	29,076,141.78	5.846
TOTAL	497,349,197.36	100.000
Robert L. Reynolds
Affirmative	468,533,966.78	94.206
Withheld	28,815,230.58	5.794
TOTAL	497,349,197.36	100.000
Cornelia M. Small
Affirmative	468,296,110.38	94.158
Withheld	29,053,086.98	5.842
TOTAL	497,349,197.36	100.000
William S. Stavropoulos
Affirmative	466,766,441.70	93.851
Withheld	30,582,755.66	6.149
TOTAL	497,349,197.36	100.000
Kenneth L. Wolfe
Affirmative	467,379,146.94	93.974
Withheld	29,970,050.42	6.026
TOTAL	497,349,197.36	100.000
PROPOSAL 2
To approve a change in the performance adjustment index for the fund.A
Affirmative	383,186,080.13	77.046
Withheld	62,196,878.88	12.505
Abstain	39,516,350.83	7.946
Broker Non-Votes	12,449,887.52	2.503
TOTAL	497,349,197.36	100.000
PROPOSAL 3
To authorize the Trustees to change the performance adjustment index for the fund in the future without a shareholder vote.A
Affirmative	334,540,988.82	67.265
Against	113,733,777.98	22.868
Abstain	36,624,543.04	7.364
Broker Non-Votes	12,449,887.52	2.503
TOTAL	497,349,197.36	100.000
A Denotes trust-wide proposal and voting results.